UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

EveryWare Global, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2014, EveryWare Global, Inc. (the “Company”), issued a press release, announcing that it has hired Samie A. Solomon as its Chief Executive Officer and President. Mr. Solomon had previously served as the Company’s Interim Chief Executive Officer and President. In connection with Mr. Solomon’s hiring, the Company and Mr. Solomon entered into an Employment Agreement, dated as of June 9, 2014 (the “Employment Agreement”). The Employment Agreement replaces in its entirety the Employment Agreement entered into by and between the Company and Mr. Solomon on February 21, 2014 in connection with Mr. Solomon’s appointment on an interim basis. The Employment Agreement has an initial term ending June 1, 2016 and automatically renews on each anniversary of such date, unless the Company or Mr. Solomon provides notice of termination of the Employment Agreement at least sixty (60) days prior to June 1, 2016 or each anniversary of such date. Mr. Solomon’s initial base salary under the Employment Agreement is $600,000 per year, subject to annual review by the Company’s Board of Directors (the “Board”) and Mr. Solomon’s target annual incentive bonus is 75% of his base salary with a range between 0% and 150%, with up to 50% of Mr. Solomon’s annual incentive bonus payable in restricted shares of the Company’s common stock that vest over the succeeding two years or, if earlier, upon a change in control of the Company (as defined in the applicable restricted share grant agreement). Additionally, Mr. Solomon will receive grants of options to purchase 210,000 shares of the Company’s common stock. Provided that Mr. Solomon remains employed by the Company through each respective date, 70,000 of the options will be granted on June 9, 2014 and will vest ratably each month through June 1, 2016; an additional 70,000 options will be granted on June 1, 2015 and will vest ratably each month through June 1, 2017; and an additional 70,000 options will be granted on June 1, 2016 and will vest ratably each month through June 1, 2018. The vesting period for each tranche of options actually granted may accelerate under certain circumstances.

In addition, Mr. Solomon is entitled to reimbursement of up to $100,000 for the actual, reasonable, out-of-pocket expenses that Mr. Solomon incurs in connection with the relocation of his household and family to the greater Columbus, Ohio area.

The Employment Agreement provides that if Mr. Solomon’s employment is terminated by the Company other than for Cause (as defined in the Employment Agreement) or if Mr. Solomon terminates his employment for Good Reason (as defined in the Employment Agreement), in each case prior to the termination of the Employment Agreement, then Mr. Solomon will be entitled to all accrued and unpaid salary, bonus and other benefits and continuation of his then current salary for a period of six (6) months post-termination. Further, if the above described termination occurs after Mr. Solomon relocates to the greater Columbus, Ohio area, then the continuation of his salary will be extended to nine (9) months, and if Mr. Solomon is terminated prior to April 15, 2015, then the continuation of his salary will be extended to twelve (12) months. The post-termination payments described above are subject to Mr. Solomon’s execution of a release and waiver of certain claims and his compliance with certain restrictive covenants, including an eighteen (18)-month noncompetition covenant and two-year non-solicitation covenant.

Item 8.01. Other Events.

On June 9, 2014, the Company issued a press release announcing its intention to reopen the Lancaster facility the week of June 9, 2014. As previously disclosed, the Company temporarily shut down the Lancaster facility on May 15, 2014 as part of its efforts to conserve cash and reduce glassware inventory. The Company partially reopened its Monaca facility on June 2, 2014.

The Company also announced that it would complete a reduction in force at its Lancaster, Ohio facility over the next few weeks and will seek additional ways to conserve cash and reduce expenses through continued cost cutting measures.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of June 9, 2014, between the Company and Samie A. Solomon.

99.1	EveryWare Global, Inc. Press Release, dated June 9, 2014.

99.2	EveryWare Global, Inc. Press Release, dated June 9, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Exchange Act. For this purpose, any statements contained herein that are not statements of historical fact or statements regarding the Company’s plans for its facilities, financial covenant compliance and financial position and liquidity, may be deemed to be forward-looking statements. Without limiting the foregoing, the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” and similar expressions are intended to identify forward-looking statements. The important factors discussed in “Item 1A - Risk Factors” of the Company’s Annual Report on Form 10-K, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Investors are warned that actual results may differ from management’s expectations. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, such risks relating to (i) general economic or business conditions affecting the markets we serve; (ii) our ability to generate sufficient cash or otherwise have sufficient liquidity to continue our operations; (iii) our ability to return to compliance with the financial covenants in our debt agreements; (iv) our ability to amend our current debt agreements if we are not otherwise able to return to compliance with the financial covenants contained therein; and (v) our ability to obtain future financing. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVERYWARE GLOBAL, INC.

Date:	June 9, 2014	By:	/s/ Bernard Peters
		Name:	Bernard Peters
		Title:	Executive Vice President and Chief Financial Officer